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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: July 11, 1997

                        Commission File No.: 0-23920
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                          IAS COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter.)

          OREGON                                        91-1063549
-------------------------------           -----------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization.)


         185 - 10751 SHELLBRIDGE WAY, RICHMOND, B.C., CANADA V6X 2W8
                  (Address of principal executive offices.)


                               (604) 278-5996
            (Registrant's telephone number, including area code.)


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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

Set forth below is information regarding the issuance and sales of securities of the Company without registration under the Securities Act since October 18, 1996. None of the sales of securities described below involved the use of an underwriter and no commissions were paid in connection with the sale of any security.

During the period from October 18, 1996 to June 15, 1997, the Company sold 130,000 shares of Common Stock at a price of $2.25 per share. The issuance of these shares was exempt under Regulation S and Section 5 of the Securities Act because no offers or sales of these shares occurred within the United States.

In addition, during the period from October 18, 1996 to June 15, 1997, the Company sold 99,000 shares of Common Stock at a price of $2.25 per share. The issuance of these shares was exempt under Rule 505 of Regulation D and Section 4(2) of the Securities Act because they were sold to accredited investors.

Each of the foregoing transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or 3(b) or, in the case of sales under Regulation S, by virtue of the provisions of Section 5 thereof. Each purchaser of the securities described above has represented to the registrant that such purchaser understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear a legend to that effect.

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                                 SIGNATURES
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In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: ________________                    IAS COMMUNICATIONS, INC.


                                           BY:  /s/ John G. Robertson
                                              ------------------------------
                                              JOHN G. ROBINSON, President
                                              (Principal Executive Officer)


                                           BY:  /s/ Jennifer Lorette
                                              ------------------------------
                                              JENNIFER LORETTE, Chief Financial
                                              Officer (Principal Financial
                                              Officer)


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